Exhibit 10.27

TRUST AGREEMENT

by and among

NYSE EURONEXT

NYSE GROUP, INC.

Wilmington Trust Company, as Delaware Trustee

Jacques de Larosière de Champfeu, as Trustee

Charles K. Gifford, as Trustee

and

John Shepard Reed, as Trustee

dated as of

April 4, 2007

TRUST AGREEMENT

This TRUST AGREEMENT, dated as of April 4, 2007 (this “Agreement”), is by and among NYSE Euronext, a Delaware corporation (“NYSE Euronext”), NYSE Group, Inc., a Delaware corporation (“NYSE Group”), Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee, and Jacques de Larosière de Champfeu, Charles K. Gifford and John Shepard Reed, as trustees, for the purpose of forming a statutory trust (the “Trust”) under and pursuant to the provisions of the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et. seq. (the “Delaware Act”).

RECITALS

WHEREAS, NYSE Euronext, NYSE Group, Euronext N.V. (“Euronext”) and Jefferson Merger Sub, Inc. have entered into that certain Combination Agreement, dated as of June 1, 2006, as amended and restated as of November 24, 2006 (the “Combination Agreement”), pursuant to which NYSE Group and Euronext agreed to combine their businesses under NYSE Euronext on the terms and subject to the conditions set forth in the Combination Agreement (the “Combination”);

WHEREAS, NYSE Euronext, NYSE Group and Euronext desire to maintain, following completion of the Combination, an appropriate regulatory balance between the U.S. Laws, on the one hand, and European Laws, on the other hand, with regard to (i) the NYSE Group Securities Exchanges and the Euronext Regulated Markets, (ii) the issuers listed on the NYSE Group Securities Exchanges and Euronext Regulated Markets and (iii) the broker-dealers and financial services firms operating on the NYSE Group Securities Exchanges and Euronext Regulated Markets and certain other market participants;

WHEREAS, a Material Adverse Change of European Law could disrupt this regulatory balance and be detrimental to the NYSE Group Securities Exchanges, the issuers listed on a NYSE Group Securities Exchange and/or the broker-dealers operating on such NYSE Group Securities Exchange;

WHEREAS, the parties desire to establish this independent Trust and grant it, subject to the terms and conditions set forth herein, the power to exercise the Remedies in the event that such action is needed to effectively mitigate the effects of a Material Adverse Change of European Law on a NYSE Group Securities Exchange, the issuers listed on such NYSE Group Securities Exchange and/or the members of such NYSE Group Securities Exchange;

WHEREAS, a guiding principle set forth in this Agreement is that the first duty of the Trust shall be to act in the public interests of the markets operated by NYSE Group and its Subsidiaries to the extent necessary to avoid the application of a Material Adverse Change of European Law to such markets in accordance with the terms and conditions set forth in this Agreement; and

WHEREAS, the Trust and the Board of Trustees shall perform their duties and exercise their rights and powers independently in accordance with their duties and obligations set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS AND INTERPRETATIONS

Section 1.1. Definitions.

“Advocacy Actions” has the meaning set forth in Section 5.4.

“Affected Subsidiary” means a NYSE Group Securities Exchange to which a Material Adverse Change of European Law applies.

“Affiliate” has the meaning given to that term in Rule 405 of the Securities Act, or any successor rule thereunder.

“Agreement” has the meaning set forth in the Preamble.

“Archipelago Holdings” means Archipelago Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of NYSE Group.

“Assumed Matters” means, with respect to any Person, any or all of the following matters over which the Trust must assert control in order to cause an Affected Subsidiary to cease to be subject to a Material Adverse Change in European Law: (a) changes to the rules of an Affected Subsidiary, (b) decisions to enter into (or not enter into) or alter the terms of listing agreements of an Affected Subsidiary with Non-European Issuers; (c) decisions to enter into (or not enter into) or alter the terms of contractual arrangements with any Non-European Financial Services Firms in relation to an Affected Subsidiary; (d) changes in the information and communications technology for an Affected Subsidiary; and (e) changes in clearing and settlement for an Affected Subsidiary.

“Beneficiary Subsidiary” has the meaning set forth in Section 4.2(b).

“Board of Trustees” has the meaning set forth in Section 3.2(b).

“Call Option Remedy” has the meaning set forth in Section 4.1(b).

“Cause” means, in relation to any Trustee, any of the following: (a) a breach of the duties of the Trustee set forth herein or under the Delaware Act, (b) any misconduct, fraud, misappropriation or embezzlement by the Trustee, (c) the incapacity to perform the duties set fort herein or under the Delaware Act as a result of insanity, disability or incompetency (determined by a court of competent jurisdiction or a competent Governmental Entity).

“Combination” has the meaning set forth in the Recitals.

“Combination Agreement” has the meaning set forth in the Recitals.

“Covered Claim” has the meaning set forth in Section 8.4(a).

“Delaware Act” has the meaning set forth in the Preamble.

“Delaware Courts” has the meaning set forth in Section 8.4(a).

“Delaware Trustee” has the meaning set forth in Section 3.3(a).

“Depositary Receipts” means the certificate(s) representing the Depositary Shares.

“Deposited Securities” has the meaning set forth in Section 4.2.

“Depositary Shares” means shares of interest in the Trust that entitle its holder to (a) all of the economic rights of the Deposited Securities held by the Trust (including, for the avoidance of doubt, all dividends declared on the Deposited Securities and any appreciation of the Deposited Securities), and (b) the rights to vote or cause the voting of the Deposited Securities on the Retained Matters. Any Depositary Shares shall be issued pursuant to a certificate of designations in a form determined by NYSE Euronext.

“Eligibility Requirements” has the meaning set forth in Section 3.2(b).

“Euronext” has the meaning set forth in the Recitals.

“Euronext Regulated Market” has the meaning ascribed to “European Regulated Market” in the Bylaws of NYSE Euronext, as it may be amended from time to time; provided, however, that, if the provisions of the Bylaws of NYSE Euronext in which the definition of “European Regulated Market” shall have been suspended or have been revoked or repealed pursuant to the terms of the Bylaws of NYSE Euronext, then the definition of “European Regulated Market” shall have the meaning ascribed to those terms in the Bylaws of NYSE Euronext as of immediately prior to such suspension, revocation or repeal, as the case may be, unless otherwise amended pursuant to the terms of this Agreement.

“Europe” has the meaning set forth in the Bylaws of NYSE Euronext, as it may be amended from time to time (with “European” having a correlative meaning); provided, however, that, if the provision of the Bylaws of NYSE Euronext in which the definition of “Europe” appears shall have been suspended or have been revoked or repealed pursuant to the terms of the Bylaws of NYSE Euronext, then the definition of “Europe” shall have the meaning set forth in the Bylaws of NYSE Euronext as of immediately prior to such suspension, revocation or repeal, as the case may be, unless otherwise amended pursuant to the terms of this Agreement.

“European Exchange Regulations” has the meaning set forth in the Bylaws of NYSE Euronext, as it may be amended from time to time; provided, however, that, if the provision of the Bylaws of NYSE Euronext in which the definition of “European Exchange Regulations” appears shall have been suspended or have been revoked or repealed pursuant to the terms of the Bylaws of NYSE Euronext, then the definition of “European Exchange Regulations” shall have the meaning set forth in the Bylaws of NYSE Euronext as of immediately prior to such suspension, revocation or repeal, as the case may be, unless otherwise amended pursuant to the terms of this Agreement.

“European Law” means any law, bill, directive, rule or regulation enacted or executed by any Governmental Entity in Europe.

“European Regulator” has the meaning set forth in the Bylaws of NYSE Euronext, as it may be amended from time to time; provided, however, that, if the provision of the Bylaws of NYSE Euronext in which the definition of “European Regulator” appears shall have been suspended or have been revoked or repealed pursuant to the terms of the Bylaws of NYSE Euronext, then the definition of “European Regulator” shall have the meaning set forth in the Bylaws of NYSE Euronext as of immediately prior to such suspension, revocation or repeal, as the case may be, unless otherwise amended pursuant to the terms of this Agreement.

“Exchange Act” means U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing European Law” means a European Law enacted on or prior to the date hereof.

“Federal Courts” has the meaning set forth in Section 8.4(a).

“Government Entity” means any supranational, national or local government, governmental or regulatory authority, agency, commission, body or other governmental or regulatory entity.

“Initial Trustee” has the meaning set forth in Section 3.4(a).

“Material Adverse Change of European Law” means, with respect to any NYSE Group Securities Exchange: (i) the enactment of a New European Law (including the enactment of a New European Law that amends an Existing European Law and including the enactment or adoption of regulations implementing any New European Law or, if applicable, regulations amending or replacing regulations implementing any New European Law or Existing European Law) or (ii) a change of interpretation of any New European Law or Existing European Law by a competent European Regulatory Authority or a European court of competent jurisdiction pursuant to an order or judgment that is final, binding and not subject to appeal, in each case having a material adverse effect (including as may result from an increase in the regulatory burden that may occur as a result of such law) on:

(1) a substantial proportion of the Non-European Issuers listed on such NYSE Group Securities Exchange or all of the Non-European Issuers listed on such NYSE Group Securities Exchange belonging to a single industry sector, in each case solely because (A) the securities of such Non-European Issuers are listed on such NYSE Group Securities Exchange and (B) such NYSE Group Securities Exchange is owned directly or indirectly by NYSE Euronext (it being understood that, if Non-European Issuers can avoid such material adverse effect by complying with a provision of European Law that is not materially more burdensome than the requirements of Rule 12g3-2(b) under the Exchange Act for foreign private issuers to be exempt from Section 12(g) under the Exchange Act, then such European Law shall not be deemed to have a material adverse effect on Non-European Issuers);

(2) a substantial proportion of the Non-European Financial Services Firms of such NYSE Group Securities Exchange solely because (A) such Non-European Financial Services Firms are members of such NYSE Group Securities Exchange (and such firm is not a member of, and does not do business on, a Euronext Regulated Market or other regulated market within Europe) and (B) such NYSE Group Securities Exchange is owned directly or indirectly by NYSE Euronext; or

(3) to the extent the object of such European Law is to regulate the market operating rules, listing standards, or member financial services firm rules for such firms that are not members of, and do not do business on, a Euronext Regulated Market or other regulated market within Europe, such NYSE Group Securities Exchange in a manner that has a material adverse effect on such NYSE Group Securities Exchange solely because (A) such entity is a NYSE Group Securities Exchange and (B) such NYSE Group Securities Exchange is owned directly or indirectly by NYSE Euronext;

provided, however, that a “Material Adverse Change of European Law” shall not be deemed to have occurred with respect to any European Law which (and for so long as it) is not effective, enforceable or applicable by reason of any permanent or temporary injunction, order or other administrative relief or which is not self-effectuating in the absence of implementing regulations which have not yet been adopted.

“New European Law” means a European Law enacted after the date hereof.

“Nominating and Governance Committee of NYSE Euronext” means the Nominating and Governance Committee of the Board of Directors of NYSE Euronext.

“Non-European Financial Services Firm” means any legal entity (a) incorporated or established in a jurisdiction outside of Europe that is a member of a NYSE Group Securities Exchange and is not a member of any regulated market in Europe; (b) that is not required to be registered under any European Exchange Regulation (to the extent that the concept of registration exists under any European Exchange Regulation); (c) does not have any securities listed on any regulated market in Europe and, to the extent that the concept of securities registration exists under any European Exchange Regulation, is not otherwise required to have any of its securities registered under such European Exchange Regulation; and (d) that has not offered (within the meaning of the European Exchange Regulations) any securities in any jurisdiction in Europe and, to the extent that the concept of securities registration exists under any European Exchange Regulation, has not filed a registration statement with any European Regulator under European Exchange Regulation.

“Non-European Issuer” means any legal entity (a) incorporated or established in a jurisdiction outside of Europe that has securities listed on NYSE Group Securities Exchange; (b) that does not have any securities listed on a regulated market in Europe and, to the extent that the concept of securities registration exists under any European Exchange Regulation, is not otherwise required to have any of its securities registered under such European Exchange

Regulation; and (c) that has not offered (within the meaning of the European Exchange Regulations) any securities in Europe or, to the extent that the concept of securities registration exists under any European Exchange Regulation, filed a registration statement to register shares with a European Regulator under any European Exchange Regulation.

“NYSE Euronext” has the meaning set forth in the Preamble.

“NYSE Group” has the meaning set forth in the Preamble.

“NYSE Group Securities Exchange” means a U.S. national securities exchange (as defined in the Exchange Act) owned or operated by NYSE Euronext or any of its Subsidiaries from time to time.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, government or any agency or political subdivision thereof, or any other entity of any kind or nature.

“Priority Shares” means, with respect to any Person, shares of preferred stock of such Person that carry (a) no economic right or interest in such Person and (b) the right to vote on, make proposals with respect to and impose consent requirements to approve actions in relation to, the Assumed Matters of such Person and, only if and to the extent required under applicable law, any other matters of NYSE Group or such Subsidiary, respectively. Any Priority Shares shall be issued pursuant to a certificate of designations in a form determined by NYSE Euronext.

“Priority Share Call Option Remedy” has the meaning set forth in Section 4.1(a).

“Remedies” has the meaning set forth in Section 4.1(b).

“Resolution Period” has the meaning set forth in Section 4.1(b).

“Retained Matters” means, with respect to any Person, any matter other than an Assumed Matter.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Six-Month Remedies” has the meaning set forth in Section 4.1(a).

“Subsidiary” means, with respect to any Person, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of the Subsidiaries of such Person.

“Successor Delaware Trustee” has the meaning set forth in Section 3.3(f).

“Trust” has the meaning set forth in the Preamble.

“Trust Property” means all estate, right, title and interest acquired by the Trust pursuant to the this Agreement (including, after the exercise of the Call Option Remedy, the Deposited Securities), whether held directly or indirectly (including through any corporation or other Subsidiary), as the same may be added to or changed from time to time following the acquisition thereof.

“Trust Purposes” has the meaning set forth in Section 2.3.

“Trustee” means each member of the Board of Trustees (excluding, for the avoidance of doubt, the Delaware Trustee).

“U.S. Regulated Subsidiary” has the meaning set forth in the Bylaws of NYSE Euronext, as amended from time to time.

“U.S. Subsidiaries’ Confidential Information” has the meaning set forth in Section 6.1.

“Voting Share Call Option Remedy” has the meaning set forth in Section 4.1(b).

Section 1.2. Interpretation; Absence of Presumption.

(a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, paragraph and Exhibit are references to the Articles, Sections, paragraphs, Exhibits of or to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; (iv) the word “or” shall not be exclusive; (v) provisions shall apply, when appropriate, to successive events and transactions; and (vi) any reference to any Person shall include its successors and assigns. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

THE TRUST

Section 2.1. Name. The name of the Trust shall be the “NYSE Group Trust I”.

Section 2.2. Offices. The address of the principal offices of the Trust on the date of execution of this Agreement is: 11 Wall Street, New York, New York 10005.

Section 2.3. Purposes. The purpose of the Trust (the “Trust Purposes”) is as follows: In (a) determining whether there has been a Material Adverse Change of European Law with respect to an Affected Subsidiary, (b) determining whether a Material Adverse Change of European Law is continuing (including for purposes of determining when a Remedy must be unwound), (c) deciding upon the exercise of the Remedies and (d) exercising its rights and powers during the pendency of a Material Adverse Change of European Law, the duty of the Trust and the Trustees shall be to act in the public interests of the markets operated by NYSE Group and its Subsidiaries if and only to the extent necessary to avoid or eliminate a Material Adverse Change of European Law; in all other circumstances, the duty of the Trust and the Trustees shall be to act in the best interests of NYSE Euronext. In the event of any conflict between the duties of the Trust and the Trustees to act in any of the circumstances referred to in clauses (a) through (d) of the preceding sentence, on the one hand, and the duties of the Trust and the Trustees in any other circumstances referred to in the preceding sentence, on the other hand, the former shall prevail. Notwithstanding anything to the contrary, neither the Trustees nor the Delaware Trustee shall, on behalf of the Trust, enter into or engage into any profit-making trade or business, and neither the Trustees nor the Delaware Trustee shall have any power to take, and none of them shall take, any actions hereunder other than such as reasonably necessary and incidental to the achievement of the Trust Purposes.

Section 2.4. Beneficial Owner. The beneficial owner (as that term is used in the Delaware Act) of the Trust shall be NYSE Euronext and the beneficial owner of any Trust Property shall be NYSE Euronext; provided that (i) to the extent that such property (including the Deposited Securities) is transferred to the Trust by a Subsidiary of NYSE Euronext, it shall be held for the benefit of such Subsidiary and (ii) to the extent Deposited Securities that are Priority Shares are issued to the Trust, such Priority Shares shall be held for the benefit of the entity holding all or the majority of the ordinary shares of the issuer of such Priority Shares immediately prior to such issuance.

Section 2.5. Duration.

(a) The initial term of the Trust shall be ten (10) years from the date of this Agreement. The Board of Trustees or the Chairman of the SEC may renew the term of the Trust for successive one-year terms by providing written notice to the parties hereto of such extension prior to the scheduled expiration of the Trust; provided, however, that any extension that would cause the term of the Trust to continue past the 20th anniversary of the date of this Agreement shall require the prior written consent of NYSE Euronext. Notwithstanding anything to the contrary, NYSE Euronext shall be obligated to provide its consent to continue the term of the Trust, and this Agreement and the rights, powers and remedies set forth herein shall remain in full force unless and until terminated, amended or novated by the parties hereto with the prior written approval of the SEC.

(b) If NYSE Euronext does not provide its prior written consent to the extension of the term of the Trust, (a) NYSE Euronext must provide written notice to the Chairman of the SEC of its intention not to provide its consent at least one year prior to the scheduled expiration of the Trust; and (b) following a request from the Chairman of the SEC, NYSE Euronext and NYSE Group will review and discuss with the SEC the possibility of renewing the Trust or adopting alternatives based on the then existing facts and circumstances. Upon the expiration of the term of the Trust, subject to Section 2.5(a), the Trust shall dissolve and the Trustees shall wind up the affairs of the Trust in accordance with Section 3808 of the Delaware Act and this Agreement be of no further force and effect.

(c) Upon completion of the winding up the Trustees shall file a certificate of cancellation with the Secretary of State, terminating the Trust.

Section 2.6. Certificate of Trust. Promptly following the execution of this Agreement, the members of the Board of Trustees (as defined below) shall cause an appropriate form of certificate of trust to be filed in the Office of the Secretary of State of Delaware in accordance with the applicable provisions of the Delaware Act.

ARTICLE III

TRUSTEES

Section 3.1. Authority. Except as specifically provided in this Agreement, the Trustees shall have exclusive and complete authority to carry out the Trust Purposes, and shall have no duties or powers except as set forth in this Agreement and applicable law. The Delaware Trustee shall have no duties or powers except as set forth in Section 3.3. Any action taken by the Board of Trustees in accordance with the terms of this Agreement shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust shall be entitled to rely conclusively on the power and authority of the Trustees as set forth in this Agreement.

Section 3.2. Number and Certain Qualifications of Trustees.

(a) There shall be at all times one Delaware Trustee if and for so long as required by Section 3.3.

(b) Except to the extent that there shall be one or more vacancies on the Board of Trustees, there shall be at all times three Trustees, who, together, shall constitute the “Board of Trustees,” and who shall satisfy the eligibility requirements set forth in the following sentence (the “Eligibility Requirements”). A Person can only serve as a Trustee if such Person is:

(i) is not subject to any statutory disqualification as defined in Section 3(a)(39) of the Exchange Act;

(ii) satisfies the independence requirements applicable to the Board of Directors of New York Stock Exchange LLC;

(iii) is of high repute and has experience and expertise in, or knowledge of, the securities industry, regulation and/or corporate governance; and

(iv) is independent to such a degree that the Trustee can be entrusted to resist undue pressures.

(c) The Nominating and Governance Committee of NYSE Euronext shall determine whether a person satisfies the Eligibility Requirements. Persons nominated by the Nominating and Governance Committee of NYSE Euronext to serve as a Trustee must not be unacceptable to the Staff of the SEC.

Section 3.3. Delaware Trustee.

(a) If required by the Delaware Act, one trustee (the “Delaware Trustee”) shall be: (1) a natural person who is a resident of the State of Delaware; or (2) if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, including Section 3807 of the Delaware Act.

(b) The Delaware Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more authorized officers.

(c) The initial Delaware Trustee shall be Wilmington Trust Company, whose offices are located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001, Attention: Corporate Trust Administration.

(d) Notwithstanding any other provision of this Agreement, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of any of the Trustees described in this Agreement and the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Act.

(e) No resignation or removal of the Delaware Trustee and no appointment of a Successor Delaware Trustee pursuant to this Agreement shall become effective until the acceptance of appointment by the Successor Delaware Trustee in accordance with the applicable requirements of this Article.

(f) Subject to the immediately preceding paragraph, the Delaware Trustee may resign at any time by giving written notice thereof to the Board of Trustees and to the Board of Directors of NYSE Euronext. Such resignation shall be effective upon the appointment of a successor Delaware Trustee (the “Successor Delaware Trustee”) by the Board of Directors of NYSE Euronext, which appointment shall require that the Successor Delaware Trustee execute an instrument of acceptance required by Section 3.3(h). If the instrument of acceptance by the Successor Delaware Trustee required by this Section 3.3 shall not have been delivered to the Successor Delaware Trustee within sixty (60) days after the giving of such notice of resignation, the Successor Delaware Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint the Successor Delaware Trustee.

(g) The Successor Delaware Trustee may be removed with or without cause by the Board of Directors of NYSE Euronext, in each case by delivery of notification of removal to the Delaware Trustee and to the Board of Trustees. A Delaware Trustee who is a natural person may also be removed by the Board of Directors of NYSE Euronext if such Delaware Trustee becomes incompetent or incapacitated, and shall be deemed removed if such Delaware Trustee dies.

(h) In the case of the appointment hereunder of a Successor Delaware Trustee, the retiring Delaware Trustee (except in the case of the death, incompetence or incapacity of a Delaware Trustee who is a natural person) and each Successor Delaware Trustee shall execute and deliver an amendment hereto wherein each Successor Delaware Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each Successor Delaware Trustee all the rights, powers, and duties of the retiring Delaware Trustee with respect to the Trust; it being understood that nothing herein or in such amendment shall designate such Delaware Trustees as co-Trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Delaware Trustee shall become effective to the extent provided therein and each such successor Delaware Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, and duties of the retiring Delaware Trustee; but, on request of the Trust or any successor Delaware Trustee, such retiring Delaware Trustee shall duly assign, transfer and deliver to such successor Delaware Trustee all property of the Trust, all proceeds thereof and money held by such retiring Delaware Trustee hereunder with respect to the Trust. Any Successor Delaware Trustee shall file an amendment to the certificate of trust with the Delaware Secretary of State reflecting the name and address of such Successor Delaware Trustee in the State of Delaware.

(i) Any Person into which the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Delaware Trustee, as the case may be, shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Delaware Trustee, shall be the successor of the Delaware Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto (other than the filing of an amendment to the certificate of trust if required by the Delaware Act); provided, that such Person shall be otherwise qualified and eligible under this Article.

(j) The initial Delaware Trustee represents and warrants to the Trust and each of the other parties at the date of this Agreement, and each Successor Delaware Trustee represents and warrants to the Trust at the time of the Successor Delaware Trustee’s acceptance of its appointment as Delaware Trustee, that:

(i) the Delaware Trustee, if other than an individual, is duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Agreement;

(ii) the Delaware Trustee has been authorized to perform its obligations under this Agreement. This Agreement under Delaware law constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law); and

(iii) the Delaware Trustee is a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and, in either case, a Person that satisfies for the Trust the requirements of Section 3807 of the Delaware Act.

Section 3.4. Appointment of Trustees; Term; Successor Trustees.

(a) NYSE Euronext hereby appoints Jacques de Larosière de Champfeu, Charles K. Gifford and John Shepard Reed as the initial Trustees (the “Initial Trustees”), which Initial Trustees were selected jointly by NYSE Group and Euronext. By countersigning this Agreement, the Initial Trustees confirm their acceptance of their appointment in accordance with the terms hereof.

(b) Each party hereto represents and warrants to the other parties hereto that this Agreement constitutes a legal, valid and binding obligation of the Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) Subject to Section 3.2(b), all Trustees (other than the Initial Trustees) shall be appointed by the Nominating and Governance Committee of NYSE Euronext.

(d) The first three terms of office of the Trustees shall be three years each. Following the ninth anniversary of the date hereof, the Trustees shall serve for successive terms of one year each. There shall be no limitation to the number of terms that can be served by any Trustee.

(e) Any Trustee may be removed at any time by the Nominating and Governance Committee of NYSE Euronext for Cause by a written notice delivered to the Board of Trustees; provided, however, that NYSE Euronext shall provide prior written notice of such removal to the Director of the Division of Market Regulation of the SEC. In the event that such removal would result in no Trustees being in office, then such removal shall be effective only upon the appointment by the Nominating and Governance Committee of NYSE Euronext of a successor Trustee, who shall have the authority to act as a Trustee of the Trust as of such appointment and during the pendency of any regulatory approval of such appointment.

(f) Any Trustee may resign as such by executing an instrument in writing to that effect and delivering that instrument to the Nominating and Governance Committee of NYSE Euronext with a copy to the Trust. In the event of a resignation, such Trustee shall promptly: (i) execute and deliver such documents, instruments or other writings as may be reasonably requested by the Nominating and Governance Committee of NYSE Euronext, to

effect the termination of such Trustee’s capacity under this Agreement; (ii) deliver, to the remaining Trustees, all assets, documents, instruments, records and other writings related to the Trust as may be in the possession of such Trustee; and (iii) otherwise assist and cooperate in effecting the assumption of such Trustee’s obligations and functions by his or her successor Trustee.

(g) Upon the resignation, retirement, removal or incompetency (determined by a court of competent jurisdiction or a competent Government Entity) or death of a Trustee, the Nominating and Governance Committee of NYSE Euronext shall have the power to appoint a successor Trustee for the remaining portion of such Trustee’s current term in office subject to and in accordance with Section 3.2 and this Section 3.4. Such appointment shall specify the date on which such appointment shall be effective. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Nominating and Governance Committee of NYSE Euronext and the Trust an instrument accepting such appointment and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers and duties of a Trustee.

(h) The resignation, retirement, removal, incompetency (determined by a court of competent jurisdiction or a competent Government Entity) or death of a Trustee shall not operate to dissolve, terminate or annul the Trust. Whenever a vacancy in Trustee shall occur, until such vacancy shall be filled by the appointment of a Trustee in accordance with Section 3.4(g), the Trustee or Trustees remaining in office shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Agreement.

Section 3.5. Actions by the Trustees; Meetings of the Board of Trustees.

(a) Any action of the Trustees shall require the approval of a majority of the Trustees then in office acting at a meeting where there is present or represented a quorum. A quorum shall exist where there is present or represented a majority of the Trustees then in office and in no event less than two Trustees; provided, however, that, if there shall be only one Trustee then in office, a quorum shall exist where there is present or represented the sole Trustee then in office. Any action of the Board of Trustees shall be evidenced by a written consent, approval or instruction, executed by the required number of Trustees to approve such action. The Trustees may adopt their own rules and procedure subject to the terms of this Agreement, but may not delegate the authority to act on behalf of the Trust or the Trustees to any Person (except to another Trustee to vote on behalf of the first Trustee pursuant to the instructions of such first Trustee at a meeting of the Board of Trustees).

(b) Meetings of the Board of Trustees may be held from time to time upon the call of any member of the Board of Trustees. Notice of any in-person meetings of the Board of Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile or e-mail, with a hard copy by overnight mail) not less than five (5) business days before such meeting. Notice of any telephonic meetings of the Board of Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile or email, with a hard copy by overnight mail) not less than 48 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. Trustees shall be entitled to participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at such meeting. The presence (whether in person or by telephone) of a member of the Board of Trustees at a meeting shall constitute a waiver of notice of such meeting except where such member of the Board of Trustees attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Any member of the Board of Trustees may also waive such notice of in-person or telephonic meetings in writing by hand delivering or otherwise delivering (including by facsimile or e-mail, with a hard copy by overnight mail) such written waiver to all other members of the Board of Trustees.

Section 3.6. Duties of the Trustees.

(a) In discharging their duties, the Trustees and the Delaware Trustee shall:

(i) consult reasonably and cooperate in good faith with NYSE Euronext, NYSE Group, Archipelago Holdings, the Affected Subsidiaries and the SEC, including in connection with any exercise of the Remedies; and

(ii) in (A) determining whether a Material Adverse Change of European Law has occurred, (B) determining whether a Material Adverse Change of European Law is continuing (including for purposes of determining when a Remedy must be unwound), (C) deciding upon the exercise of the Remedies and (D) exercising its rights and powers during the pendency of a Material Adverse Change of European Law, act in the public interests of the markets operated by NYSE Group and its Subsidiaries if and only to the extent necessary to avoid or eliminate a Material Adverse Change of European Law; in all other circumstances, the duty of the Trust and its Board of Trustees shall be to act in the interests of NYSE Euronext. In the event of any conflict between the duties of the Trust and the Trustees to act in any of the circumstances referred to in clauses (A) through (D) of the preceding sentence, on the one hand, and the duties of the Trust and the Trustees in any other circumstances referred to in the preceding sentence, on the other hand, the former shall prevail.

(b) The Trustees and the Delaware Trustee need perform only those duties as are specifically set forth in this Agreement and as are contemplated by any other agreement to which the Trustees, the Delaware Trustee or the Trust are a party and no others and no implied covenants or obligations shall be read into this Agreement against or for the benefit of the Trustees.

(c) The duties and responsibilities of the Trustees and of the Delaware Trustee shall be as provided by this Agreement and the Delaware Act. Notwithstanding the foregoing, no provision of this Agreement shall require any Trustee or Delaware Trustee to expend or risk such Trustee’s or Delaware Trustee’s own funds or otherwise incur any financial liability in the performance of any of such Trustee’s or Delaware Trustee’s duties hereunder, or in the exercise of any of such Trustee’s or Delaware Trustee’s rights or powers. Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees or Delaware Trustees shall be subject to the provisions of this Article. To the extent that, at law or in equity, a Trustee or Delaware Trustee has duties and liabilities relating to the Trust, such Trustee or Delaware Trustee shall not be liable to the Trust or to any beneficial owner for such Trustee’s or Delaware Trustee’s good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Trustees or Delaware Trustee otherwise existing at law or in equity, are agreed by the Trust to replace such other duties and liabilities of the Trustees or Delaware Trustee.

(d) Trustees and the Delaware Trustee may consult with counsel acceptable to NYSE Euronext.

(e) In the absence of a Trustee’s or Delaware Trustee’s gross negligence, misconduct or bad faith on its part, such Trustee or Delaware Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon notices, certificates or opinions that by any provision of this Agreement are permitted or required to be furnished to such Trustee or Delaware Trustee, provided, that such notices, certificates or opinions conform to the requirements of this Agreement. A Trustee or Delaware Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. Such Trustee or Delaware Trustee need not investigate any fact or matter stated in the document.

Section 3.7. Compensation of Trustees. Trustees may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors of NYSE Euronext may from time to time determine.

ARTICLE IV

REMEDIES

Section 4.1. Exercise of Remedies.

(a) If a Material Adverse Change of European Law shall have occurred with respect to an Affected Subsidiary, and such Material Adverse Change of European Law shall continue to be in effect with respect to such Affected Subsidiary for a period of six months after such occurrence, then, subject to Sections 4.1(c) and 4.1(d) and only upon approval of the Board of Trustees, and following notice to and, if and to the extent required under the laws then applicable, approval by, the SEC, the Trust may exercise any of the following remedies (each, a “Six-Month Remedy”):

(i) deliver confidential or public and non-binding or binding advice or a recommendation to NYSE Euronext, NYSE Group or Archipelago Holdings with respect to such Affected Subsidiary relating to the Assumed Matters;

(ii) assume management responsibilities of NYSE Group, Archipelago Holdings or the Affected Subsidiary solely with respect to some or all of the Assumed Matters; and

(iii) exercise the call option over Priority Shares, as set forth in clause (i) of Section 4.2(a) (the “Priority Share Call Option Remedy”).

(b) If a Material Adverse Change of European Law shall have occurred with respect to an Affected Subsidiary, and such Material Adverse Change of European Law shall continue to be in effect with respect to such Affected Subsidiary for a period of nine months after such occurrence (the “Resolution Period”), then, subject to Sections 4.1(c) and 4.1(d) and only upon approval of the Board of Trustees, and following notice to and, if and to the extent required under the laws then applicable, approval by the SEC, the Trust may exercise the call option over the common stock or voting securities, as set forth in Section 4.2 (such remedy, the “Voting Share Call Option Remedy” and together with the Priority Share Call Option Remedy, the “Call Option Remedies” and together with the Six-Month Remedies, the “Remedies”).

(c) Notwithstanding anything to the contrary in this Agreement, the Trust shall have the right to exercise a Remedy only if and to the extent that such Remedy (i) causes all Affected Subsidiaries to cease to be subject to a Material Adverse Change of European Law; and (ii) is the Remedy available that causes the least intrusion on the conduct of the business and operations of NYSE Euronext, NYSE Group, Archipelago Holdings, the Affected Subsidiaries and their respective Subsidiaries by their respective governing bodies. In determining whether a Remedy satisfies the conditions set forth in clause (ii) of the immediately preceding sentence:

(A) negative control by the Trust over the business and operations of NYSE Euronext, NYSE Group, Archipelago Holdings, the Affected Subsidiaries and their respective Subsidiaries shall be preferred over affirmative control by the Trust;

(B) authority of the Trust shall be asserted over the fewest and most narrow decisions of NYSE Euronext, NYSE Group, Archipelago Holdings, the Affected Subsidiaries and their respective Subsidiaries;

(C) a Remedy covering fewer entities and subsidiary entities (such as an Affected Subsidiary) shall be preferred over a Remedy covering more entities and parent entities (such as NYSE Group);

(D) the Priority Share Call Option Remedy shall be viewed as a Remedy of last resort among the Six-Month Remedies; and

(E) the Voting Share Call Option Remedy shall be viewed as a Remedy of last resort among all Remedies.

(d) Prior to the exercise of any Remedy, the Board of Trustees must first:

(i) consult with the Board of Directors of NYSE Euronext, the Board of Directors of NYSE Group and the SEC during the Resolution Period to consider alternatives to the exercise of such Remedy, whether as suggested by any of the foregoing or otherwise, to address or mitigate the effects of any Material Adverse Change of European Law, taking into account any possible adverse consequences for NYSE Euronext or NYSE Group in terms of taxation or accounting treatment, acting in each case in the best interests of NYSE Euronext; and

(ii) after such consultation, notify in writing to the Board of Directors of NYSE Euronext and the Board of Directors of NYSE Group that the Board of Trustees has determined in its reasonable opinion that such Remedy satisfies the conditions set forth in Section 4.1(c).

(e) Any determination as to whether there has been a Material Adverse Change of European Law with respect to an Affected Subsidiary and whether such Material Adverse Change of European Law is continuing shall be made by the Board of Trustees. The Board of Trustees shall be entitled to change its determination as to whether a Material Adverse Change of European Law shall have occurred and/or is continuing, and in no event shall the Trust be obligated to exercise any Remedy.

(f) Without limitation to the standards set forth in Section 4.1(c), the exercise of one or more Remedies at any point in time shall not limit the right of the Trust to exercise further Remedies at one or more later times.

(g) Nothing in this Agreement shall prohibit the SEC from bringing such matters to the attention of the Trustees as the SEC deems relevant or from providing advice to the Trustees at any time before or after the occurrence of a Material Adverse Change of European Law.

(h) Nothing in this Agreement shall (i) limit the ability of the Trustees to provide confidential non-binding advice to NYSE Euronext at any time before the end of the Resolution Period or (ii) prevent NYSE Euronext, in its sole discretion, from implementing any remedy at any time before the end of the Resolution Period.

Section 4.2. Call Option Remedies.

(a) If the Trust shall exercise a Call Option Remedy, NYSE Euronext and NYSE Group, as applicable, shall take, or shall cause their respective Subsidiaries to take, such actions as are necessary to (i) issue to the Trust, or cause the issuance to the Trust of, the Priority Shares of NYSE Group, Archipelago Holdings or the Affected Subsidiary or (ii) transfer to the Trust, or cause the transfer to the Trust of, the minimum number of shares of common stock or voting securities of NYSE Group, Archipelago Holdings or the Affected Subsidiary necessary, in the reasonable opinion of the Board of Trustees, to cause all Affected Subsidiaries to cease to be subject to a Material Adverse Change of European Law (the securities transferred or issued to the Trust, the “Deposited Securities”).

(b) In exchange for the issuance or transfer of the Deposited Securities to the Trust, the Trust shall (i) issue Depositary Shares evidenced by Depositary Receipts to NYSE Euronext (or, to the extent that a Subsidiary of NYSE Euronext is the beneficial owner of such Deposited Securities, to such Subsidiary (a “Beneficiary Subsidiary”), and such Depositary Shares shall represent all economic rights to which a holder of Deposited Securities is entitled, and (ii) grant an irrevocable proxy to NYSE Euronext (or the Beneficiary Subsidiary, as the case may be) to vote the Deposited Securities on all Retained Matters.

(c) If the Trust shall exercise a Call Option Remedy, the Trust shall deliver a written notice to NYSE Euronext specifying (i) that the Trust has determined to exercise the

Priority Share Call Option Remedy or the Voting Share Call Option Remedy, as applicable, in accordance with the terms of this Agreement, (ii) that the Board of Trustees has determined that such Call Option Remedy is the only Remedy that can cause all of the Affected Subsidiaries to cease to be subject to a Material Adverse Change of European Law; and (iii) whether such Call Option Remedy is for the Priority Shares and/or voting securities of NYSE Group, Archipelago Holdings and/or the Affected Subsidiary and the number of Priority Shares and/or voting securities to which such Call Option Remedy applies.

Section 4.3. Operation of the Trust Property.

(a) Subject to Section 2.3, the Trustees shall act in a manner designed to enhance and preserve the Trust Property in the best interest of NYSE Euronext. The Trustees are empowered with respect to the Trust Property to exercise from time to time in their discretion and without prior judicial authority all powers granted to them in this Agreement including all acts necessary to exercise such powers, such as selecting any associate, officer or employee of such business and to engage, compensate and discharge such Persons. Persons dealing with the Trust shall not be obligated to look to the application of any moneys or other property paid or delivered to the Trust. All powers and discretions given to the Trustees by this Agreement shall be absolute and uncontrolled, and each exercise thereof in good faith shall be conclusive on all Persons, including Persons unascertained or not born.

(b) Except as otherwise expressly provided in this Agreement, the Trustees shall not be required (i) to file any account or report of the Trustees’ administration of the Trust hereby created in any court unless demand therefor in writing has been made by any Person entitled by law to make such demand, (ii) to furnish any surety or other security on any official bond for the proper performance of the Trustees’ duties hereunder, or (iii) to procure authorization by any court in the exercise of any power conferred upon the Trustees by this Agreement.

(c) In no event shall the Trust or any Trustee sell, transfer, convey, assign, dispose, pledge (or agree to sell, transfer, convey, assign, dispose or pledge) any Trust Property except (i) as expressly set forth in Section 4.4 of this Agreement or (ii) in circumstances permitted by the terms of this Agreement, pursuant to written instructions from NYSE Euronext approved by the Board of Directors of NYSE Euronext. In addition to the foregoing, any transfer, conveyance, assignment, disposition or pledge by the Trust or any Trustee of any equity interest in, or all or substantially all of the assets of, New York Stock Exchange LLC, NYSE Market, Inc., NYSE Regulation, Inc., NYSE Arca, L.L.C., NYSE Arca, Inc. or NYSE Arca Equities, Inc. (other than any such transfer or disposition to NYSE Euronext or its Subsidiaries pursuant to Section 4.4) shall not be effected until filed with the SEC under Section 19 of the Exchange Act.

Section 4.4. Unwinding of Remedies.

(a) Notwithstanding anything to the contrary set forth in this Agreement, NYSE Euronext shall have the right, at any time and regardless of whether a Material Adverse Change of European Law shall be continuing, to request and cause the unwinding of any Remedy for the purpose of and to the extent necessary to effect a divestiture or spin-off of all or part of its interest in NYSE Group, Archipelago Holdings or an Affected Subsidiary (whether or not held by the Trust).

(b) If and when (1) any Affected Subsidiary shall cease to be subject to a Material Adverse Change of European Law or (2) NYSE Euronext shall have exercised its right pursuant to Section 4.4(a) of this Agreement:

(i) any Remedy implemented by the Trust with respect to such Affected Subsidiary shall be immediately unwound and extinguished, unless otherwise specified by NYSE Euronext; and

(ii) NYSE Euronext or the issuer of such Priority Shares (in the case of Deposited Securities that are Priority Shares) or the Beneficiary Subsidiary (in the case of Deposited Securities that are common stock or voting securities) issuing or transferring any Deposited Securities to the Trust, as the case may be, shall reacquire such Deposited Securities with respect to such Affected Subsidiary, with simultaneous cancellation of any Depositary Shares with respect to such Affected Subsidiary.

None of NYSE Euronext or any of its Subsidiaries (including any Beneficiary Subsidiary) shall be obligated to make any payment to the Trust or any other Person as a result of reacquisition of Deposited Securities pursuant to this Section 4.4.

Section 4.5. Further Assurances. Upon exercise by the Trust of a Remedy in accordance with this Agreement, each of NYSE Euronext and NYSE Group shall, and shall cause their Subsidiaries to, cooperate and take any and all action, promptly upon the request of the Trust, to implement the relevant Remedy.

ARTICLE V

CONSIDERATIONS OF THE BOARD; OTHER DUTIES OF THE TRUST

Section 5.1. U.S. Regulated Subsidiaries.

(a) In discharging his or her responsibilities as a Trustee, Delaware Trustee or officer or employee of the Trust, each Trustee, Delaware Trustee and officer and employee of the Trust, as the case may be, must, to the fullest extent permitted by applicable law, take into consideration the effect that the Trust’s actions would have on the ability of:

(i) the U.S. Regulated Subsidiaries, NYSE Euronext and NYSE Group to discharge their respective responsibilities under the Exchange Act; and

(ii) the U.S. Regulated Subsidiaries, NYSE Euronext, NYSE Group, Archipelago Holdings and the Trust (A) to engage in conduct that fosters and does not interfere with the ability of the U.S. Regulated Subsidiaries, NYSE Euronext, NYSE Group, Archipelago Holdings and the Trust to prevent fraudulent and manipulative acts and practices in the securities markets; (B) to promote just and equitable principles of trade in the securities markets; (C) to foster cooperation and coordination with persons engaged in regulating, clearing, settling, processing information with respect to, and facilitating transactions in securities; (D) to remove impediments to and perfect the mechanisms of a free and open market in securities and a U.S. national securities market system; and (E) in general, to protect investors and the public interest.

(b) The Trust, the Trustees, the Delaware Trustee and officers and employees of the Trust shall give due regard to the preservation of the independence of the self-regulatory function of the U.S. Regulated Subsidiaries (to the extent of each U.S. Regulated Subsidiary’s self-regulatory function) and to its obligations to investors and the general public, and shall not take any actions that would interfere with the effectuation of any decisions by the board of directors or managers of the U.S. Regulated Subsidiaries relating to their regulatory responsibilities (including enforcement and disciplinary matters) or that would interfere with the ability of the U.S. Regulated Subsidiaries to carry out their respective responsibilities under the Exchange Act.

Section 5.2. Compliance with Laws.

(a) In discharging his or her responsibilities as Trustee, Delaware Trustee or officer or employee of the Trust, each such Trustee, Delaware Trustee or officer or employee of the Trust, as the case may be, shall (a) comply with the U.S. federal securities laws and the rules and regulations thereunder, (b) cooperate with the SEC and (c) cooperate with the U.S. Regulated Subsidiaries pursuant to, and to the extent of, their regulatory authority.

(b) Nothing in this Article V shall create any duty owed by any Trustee, Delaware Trustee, officer or employee of the Trust to any Person to consider, or afford any particular weight to, any of the foregoing matters or to limit his or her consideration to the foregoing matters. No Person shall have any rights against the Trust, the Trustees, the Delaware Trustee or any of officer or employee of the Trust under Section 5.1 or this Section 5.2.

Section 5.3. Other Duties of the Trust.

(a) The Trust shall comply with the U.S. federal securities laws and the rules and regulations thereunder and shall cooperate with the SEC and the U.S. Regulated Subsidiaries pursuant to and to the extent of their respective regulatory authority, and shall take reasonable steps necessary to cause its agents to cooperate, with the SEC and, where applicable, the U.S. Regulated Subsidiaries pursuant to their regulatory authority. No Person shall have any rights against the Trust, the Trustees, the Delaware Trustee or any of officer or employee of the Trust under this Section 5.3.

(b) The Trust shall take reasonable steps necessary to cause the Trustees, the Delaware Trustee and the officers and employees of the Trust, prior to accepting a position as a Trustee, Delaware Trustee, officer or employee of the Trust, as applicable, to consent in writing to the applicability to them of Sections 5.1, 5.2(a) and 5.4 and Article VI, as applicable, with respect to their activities related to any U.S. Regulated Subsidiary.

Section 5.4. Submission to Jurisdiction of U.S. Courts and the SEC. The Trust, the Trustees, the Delaware Trustee and the officers and employees of the Trust whose principal place of business and residence is outside of the United States shall be deemed to irrevocably submit to the jurisdiction of the U.S. federal courts and the SEC for the purposes of any suit, action or proceeding pursuant to the U.S. federal securities laws and the rules and regulations thereunder, commenced or initiated by the SEC arising out of, or relating to, the activities of the U.S. Regulated Subsidiaries (and shall be deemed to agree that the Trust may serve as the U.S. agent for purposes of service of process in such suit, action or proceeding), and the Trust and each such Trustee, Delaware Trustee, officer or employee, by virtue of his acceptance of any such position, shall be deemed to waive, and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claims that it or they are not personally subject to the jurisdiction of the SEC, that such suit, action or proceeding is an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that the subject matter thereof may not be enforced in or by such courts or agency.

Section 5.5. Initiatives by the Trustees. The Trustees shall be entitled to, and the SEC shall be entitled to request the Trustees to, provide advice to and consult with NYSE Euronext, NYSE Group, Archipelago Holdings and the SEC and any other relevant persons or bodies regarding Advocacy Actions, and the Trust and the Board of Trustees shall be entitled to take Advocacy Actions, to prevent a New European Law or legislative proposal from becoming a Material Adverse Change of European Law, both before and after the enactment of the relevant New European Law or proposal. “Advocacy Actions” shall consist of one or more of the following: articles, opinion letters, advertising, press releases and lobbying efforts (including those directed at any European legislative or executive body, any European Regulator or other European governmental authority or those directed at the general public).

ARTICLE VI

CONFIDENTIAL INFORMATION

Section 6.1. Limits on Disclosure.

(a) To the fullest extent permitted by applicable law, all confidential information that shall come into the possession of the Trust pertaining to the self-regulatory function of New York Stock Exchange LLC, NYSE Market, Inc., NYSE Regulation, Inc., NYSE Arca, Inc. and NYSE Arca Equities, Inc. (including but not limited to disciplinary matters, trading data, trading practices and audit information) contained in the books and records of any of the U.S. Regulated Subsidiaries (the “U.S. Subsidiaries’ Confidential Information”) shall (a) not be made available to any Persons (other than as provided in Sections 6.2 and 6.3) other than to those officers, directors, employees and agents of NYSE Euronext and NYSE Group and the Trust that have a reasonable need to know the contents thereof; (b) be retained in confidence by the Trust, the Trustees, the Delaware Trustee and the officers and employees of the Trust; and (c) not be used for any commercial purposes.

(b) The Trust’s books and records related to the U.S. Regulated Subsidiaries shall be maintained within the United States. For so long as the Trust directly or indirectly controls any U.S. Regulated Subsidiary, the books, records, premises, Trustees, Delaware Trustee, officers and employees of the Trust shall be deemed to be the books, records, premises, Trustees, Delaware Trustee, officers and employees of such U.S. Regulated Subsidiaries for purposes of and subject to oversight pursuant to the Exchange Act.

Section 6.2. Certain Disclosure Permitted. Notwithstanding Section 6.1, nothing in this Agreement shall be interpreted so as to limit or impede:

(a) the rights of the SEC or any of the U.S. Regulated Subsidiaries to have access to and examine such U.S. Subsidiaries’ Confidential Information pursuant to the U.S. federal securities laws and the rules and regulations thereunder; or

(b) the ability of any directors, officers, employees or agents of NYSE Euronext or any Trustees, Delaware Trustee, officers, employees or agents of the Trust to disclose the U.S. Subsidiaries’ Confidential Information to the SEC or the U.S. Regulated Subsidiaries.

Section 6.3. Inspection. The Trust’s books and records shall be subject at all times to inspection and copying by:

(a) the SEC;

(b) any U.S. Regulated Subsidiary; provided that such books and records are related to the operation or administration of such U.S. Regulated Subsidiary or any other U.S. Regulated Subsidiary over which such U.S. Regulated Subsidiary has regulatory authority or oversight; and

(c) NYSE Euronext and NYSE Group and their respective officers, directors, employees and agents.

ARTICLE VII

LIABILITY, INDEMNIFICATION AND EXCULPATION

Section 7.1. Liability.

(a) Except as expressly set forth in this Agreement, the Trustees and the Delaware Trustee shall not be:

(i) personally liable for the payment of any amounts owed by the Trust, which payment shall be made solely from the assets of the Trust, if any; or

(ii) required to pay to the Trust or to any beneficial owner of the Trust any deficit upon dissolution of the Trust or otherwise.

(b) The Trustees will have no liability to any Person unless it shall be established in a final and non-appealable judicial determination by clear and convincing evidence that any decision or action of the Trustees was undertaken in bad faith or misconduct, and, in any event, any liability will be limited to actual, proximate, and quantifiable damages.

(c) Neither NYSE Group nor NYSE Euronext shall be liable in any capacity (whether as grantor, beneficial owner or otherwise) for any actions of the Trustees pursuant to this Agreement or for any debts, liabilities or other obligations of the Trust or the Trustees. Pursuant to Section 3803(a) of the Delaware Act, as applicable, NYSE Euronext and NYSE

Group shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

Section 7.2. Exculpation. No Trustee, Delaware Trustee, officer or employee of the Trust shall be liable to the Trust, or any other Person who has an interest in the Trust, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Trustee, Delaware Trustee, officer or employee of the trust in good faith on behalf of the Trust and in a manner reasonably believed to be within the scope of the authority conferred on such Trustee, Delaware Trustee, officer or employee by this Agreement, except that a Trustee shall be liable for any such loss, damage or claim incurred by reason of the willful misconduct or gross negligence of such Trustee, Delaware Trustee, officer or employee.

Section 7.3. Indemnification. To the fullest extent permitted by applicable law, a Trustee, Delaware Trustee, officer or employee shall be entitled to indemnification from the Trust and NYSE Euronext for any loss, damage or claim incurred by such Trustee, Delaware Trustee, officer or employee by reason of any act or omission performed or omitted by such Trustee, Delaware Trustee, officer or employee in good faith on behalf of the Trust and in a manner reasonably believed to be within the scope of the authority conferred on such Trustee, Delaware Trustee, officer or employee by this Agreement, except that no Trustee, Delaware Trustee, officer or employee shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Trustee, Delaware Trustee, officer or employee by reason of willful misconduct or gross negligence with respect to such acts or omissions.

Section 7.4. Insurance. The Trust shall purchase and maintain insurance to cover its indemnification obligations set forth herein, as well as any other liabilities of the Trustees. The Trustees, on behalf of the Trust, shall provide notice to the other Trustees, if any, thirty (30) days prior to the expiration or termination of such insurance.

Section 7.5. Survival. This Article VII shall survive any termination of this Agreement and dissolution of the Trust.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Capital, Costs and Expenses. NYSE Euronext shall fund an initial amount of capital of the Trust and shall pay as its own costs, or reimburse to the Trust or indemnify it against, any and all costs and expenses incurred by the Trust. The initial capital contribution to be made by NYSE Euronext in accordance with the Delaware Act shall constitute the initial Trust Property.

Section 8.2. Amendments. Except as otherwise provided in this Agreement, and subject to the prior written approval of the SEC as and to the extent required under the Exchange Act, this Agreement may only be amended by a written instrument signed by (a) NYSE Euronext, (b) NYSE Group, (c) the Trust and (d) if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee or the Trustees, the Delaware Trustee and the Trustees, as applicable. Notwithstanding the forgoing, for so long as NYSE

Euronext or the Trust shall control, directly or indirectly, any of New York Stock Exchange LLC, NYSE Market, Inc., NYSE Regulation, Inc., NYSE Arca, L.L.C., NYSE Arca, Inc. or NYSE Arca Equities, Inc., before any amendment or repeal of any provision of this Agreement shall be effective, such amendment or repeal shall be submitted to the boards of directors of New York Stock Exchange LLC, NYSE Market, Inc., NYSE Regulation, Inc., NYSE Arca, Inc. and NYSE Arca Equities, Inc., and if any or all of such boards of directors shall determine that such amendment or repeal must be filed with or filed with and approved by the SEC under Section 19 of the Exchange Act and the rules promulgated thereunder before such amendment or repeal may be effectuated, then such amendment or repeal shall not be effectuated until filed with or filed with and approved by the SEC, as the case may be. Any amendment adopted in accordance with the foregoing shall be binding upon the parties to this Agreement.

Section 8.3. Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws of the State of Delaware or any other jurisdiction that would call for the application of the law of any jurisdiction other than the State of Delaware; provided, however, that, to the fullest extent permitted by law, there shall not be applicable to the Trust, the Trustees or this Agreement any provision of the laws (statutory or common) of the State of Delaware pertaining to trusts (except the Delaware Act) that relate to or regulate, in a manner inconsistent with the terms hereof (a) the filing with any court or governmental body or agency of Trustee accounts or schedules of Trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets or (g) the establishment of fiduciary or other standards of responsibility or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees as set forth or referenced in this Agreement. Section 3540 and, to the fullest extent permitted by applicable law, Section 3561, of Title 12 of the Delaware Code shall not apply to the Trust.

Section 8.4. Jurisdiction; Waiver of Jury Trial.

(a) The parties hereby (i) irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware (the “Delaware Courts”) and the Federal Courts of the United States of America located in the State of Delaware (the “Federal Courts”) in respect of any claim, dispute or controversy relating to or arising out of the negotiation, interpretation or enforcement of this Agreement or any of the documents referred to in this Agreement or the transactions contemplated hereby or thereby (any such claim being a “Covered Claim”); (ii) irrevocably agree to request that the Delaware or Federal Courts adjudicate any Covered Claim on an expedited basis and to cooperate with each other to assure that an expedited resolution of any such dispute is achieved; (iii) waive, and agree not to assert, as a defense in any action, suit or proceeding raising a Covered Claim that any of the parties hereto is not subject to the personal jurisdiction of the Delaware or Federal Courts or that such action, suit or proceeding may not be brought or is not maintainable in said Courts or that the venue thereof may be inappropriate or inconvenient or that this Agreement or any such document may not be enforced in or by such Courts; and (iv) irrevocably agree to abide by the rules of procedure applied by the Delaware or Federal Court (as the case the may be) (including but not limited to procedures for expedited pre-trial discovery) and waive any objection to any such procedure on the ground that such procedure would not be permitted in the courts of some other jurisdiction or would be contrary to the laws of some other jurisdiction. The parties further agree that any Covered Claim has a significant connection with the State of Delaware and with the United States, and will not contend otherwise in any proceeding in any court of any other jurisdiction. Each party represents that it has agreed to the jurisdiction of the Delaware and Federal Courts in respect of Covered Claims after being fully and adequately advised by legal counsel of its own choice concerning the procedures and law applied in the Delaware and Federal Courts and has not relied on any representation by any other party or its Affiliates, representatives or advisors as to the content, scope, or effect of such procedures and law, and will not contend otherwise in any proceeding in any court of any jurisdiction. Notwithstanding the foregoing, nothing in this Agreement shall limit the right of NYSE Group, NYSE Euronext or any of their respective Subsidiaries or Affiliates to commence or prosecute any legal action against Euronext or any of its Subsidiaries or Affiliates in any court of competent jurisdiction in France, The Netherlands, or elsewhere to enforce the judgments and orders of the Delaware or Federal Courts.

(b) Each party hereby irrevocably agrees that it will not oppose, on any ground, the recognition, enforcement, or exequatur in a French, Dutch or other court of any judgment (including but not limited to a judgment requiring specific performance) rendered by a Delaware or Federal Court in respect of a Covered Claim.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4.

Section 8.5. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, whether written or oral, with respect to the subject matter hereof.

Section 8.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 8.7. Third Parties. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor or employee of NYSE Group, NYSE Euronext, the Trust or the Trustees, any stockholder or customer of NYSE Group, NYSE Euronext or the Delaware Trustee, any Non-European Financial Services Firm or Non-European Issuer. Nothing in this Agreement shall be deemed to create any right in any Person not a party hereto, and this instrument shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person. No Person not a party hereto shall have any right to compel performance NYSE Group, NYSE Euronext, the Trust, the Trustees or the Delaware Trustee of its obligations hereunder.

Section 8.8. Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile or other electronic transmission service to the appropriate address or number as set forth below, and shall be deemed delivered when delivered or transmitted, if during regular business hours, or on the next business day, if after regular business hours, in the case of personal delivery or telecopy, facsimile or other electronic transmission service, and one business day after having been consigned for delivery, in the case of documented overnight delivery service.

Notices to the Trust shall be addressed to:

NYSE Group Trust I

c/o NYSE Euronext

11 Wall Street

New York, NY 10005

Attention: Office of the General Counsel

Facsimile: (212) 656-8101

or at such other address and to the attention of such other person as the Trust may designate by written notice to the parties hereto.

Notices to the Delaware Trustee shall be addressed to:

Wilmington Trust Company

Rodney Square North

1100 N. Market Street

Attention: Corporate Trust Administration

Facsimile: (302) 636- 4145

or at such other address and to the attention of such other person as the Delaware Trustee may designate by written notice to the parties hereto.

Notices to NYSE Euronext or NYSE Group shall be addressed to:

NYSE Euronext

11 Wall Street

New York, NY 10005

Attention: Office of the General Counsel

Telecopy Number: (212) 656-8101

or at such other address and to the attention of such other person as NYSE Euronext may designate by written notice to the parties hereto.

Section 8.9. Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

Section 8.10. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that none of the parties hereto will directly or indirectly assign (except any assignment that occurs by operation of law or in connection with a merger, tender offer, exchange offer or sale of all or substantially all of the assets of a party) its rights or delegate its obligations under this Agreement without the express prior written consent of (a) NYSE Euronext, (b) NYSE Group, (c) the Trust and (d) the SEC.

Section 8.11. Certain Tax Matters. It is the intention of the parties that, for United States federal income tax purposes, (a) the Trust be treated as one or more grantor trusts, and (b) any Trust Property held by the Trust be treated as owned by NYSE Euronext (provided that (i) to the extent Trust Property (including Deposited Securities) is transferred to the Trust by a Subsidiary of NYSE Euronext, such Trust Property shall be treated as owned by such Subsidiary, and (ii) to the extent Deposited Securities that are Priority Shares are issued to the Trust, such Priority Shares shall be treated as owned by the NYSE Euronext Subsidiary holding all or the majority of the ordinary shares of the issuer of Priority Shares immediately prior to such issuance).

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf, all as of the day and year first above written.

NYSE EURONEXT

By:	/s/ Rachel Robbins
Name:	Rachel F. Robbins
Title:	General Counsel

NYSE GROUP, INC.

By:	/s/ Rachel Robbins
Name:	Rachel F. Robbins
Title:	Executive Vice President and General Counsel

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Delaware Trustee

By:	/s/ Michele C. Harra
Name:	Michele C. Harra
Title:	Financial Services Officer

By:	/s/ Jacques de Larosière de Champfeu
Name:	Jacques de Larosière de Champfeu, as Trustee and not in his individual capacity

By:	/s/ Charles K. Gifford
Name:	Charles K. Gifford, as Trustee and not in his individual capacity

By:	/s/ John Shepard Reed
Name:	John Shepard Reed, as Trustee and not in his individual capacity